  As filed with the Securities and Exchange Commission on December 16, 1998
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             _____________________
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                             ---------------------
                                   NBH, INC.
                                      and
                            BERKSHIRE HATHAWAY INC.
         (See Explanatory Note immediately following this facing page)
          (Exact name of Registrants as specified in their charters)
                     ------------------------------------

         DELAWARE                                6719                             04-2254452
(State or other jurisdiction           (Primary Standard Industrial           (I.R.S. Employer
of incorporation or organization)       Classification Code Number)         Identification Number)

             1440 KIEWIT PLAZA OMAHA, NEBRASKA 68131 (402) 346-1400
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                              ____________________
                                MARC D. HAMBURG
BERKSHIRE HATHAWAY INC., 1440 KIEWIT PLAZA OMAHA, NEBRASKA 68131 (402) 346-1400
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent For Service)
                             _____________________
                                    COPY TO:
                            R. GREGORY MORGAN, ESQ.
                             JUDITH T. KITANO, ESQ.
                           MUNGER, TOLLES & OLSON LLP
             355 SOUTH GRAND AVENUE LOS ANGELES, CALIFORNIA  90071
                                 (213) 683-9100
                             ______________________

  Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and the effective time of the proposed mergers described in the Joint Proxy Statement/Prospectus filed with the Registration Statement on Form S-4 (No. 33-61129) which is incorporated by reference in this Registration Statement.
  If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with general instruction G, check the following box:
  If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 33-61129
                                                            --------
  If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_] __________

                        CALCULATION OF REGISTRATION FEE




           Title of Each                 Amount to be       Proposed Maximum        Proposed Maximum         Amount of
Class of Securities to be Registered     Registered(1)      Offering Price Per      Aggregate Offering      Registration
                                                                    Unit                   Price                  Fee
---------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $5.00
 per share
                                              ---            Not Applicable           $54,579,026 (2)           $15,176
Class B Common Stock, par value
 $.1667 per share
=========================================================================================================================

(1)  Consistent with Rule 457(o), this information is not required.
(2) Estimated solely for the purpose of calculating the registration fee required under Section 6(b) of the Securities Act of 1933, as amended (the "Securities Act"), and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act based upon the average high and low prices for a share of General Re Common Stock on the New York Stock Exchange on December 11, 1998 multiplied by 259,863, the maximum number of additional shares of General Re Common Stock which may be converted into shares of Class A Common Stock or Class B Common Stock in the Mergers.

     The securities registered by this Registration Statement will be securities of either NBH, Inc. or Berkshire Hathaway Inc. See Explanatory Note.

================================================================================

                               EXPLANATORY NOTE

     This Registration Statement on Form S-4 (the "Registration Statement") relates to a business combination to be effected pursuant to an Agreement and Plan of Mergers dated June 19, 1998 between Berkshire and General Re (the "Merger Agreement"). The Merger Agreement provides for a form of combination in which Berkshire and General Re will each become a wholly owned subsidiary of NBH, Inc., a new holding company. NBH, Inc. will then take the name "Berkshire Hathaway Inc." (referred to in this Registration Statement as "New Berkshire"). The Merger Agreement also provides that, under certain conditions, the business combination may be restructured (the "Alternative Transaction"). In the Alternative Transaction, General Re will merge with, and become, a wholly owned subsidiary of Berkshire itself, rather than of New Berkshire, and Berkshire itself will remain the ultimate parent company. Therefore, this Registration Statement constitutes the Registration Statement of New Berkshire or, if the Alternative Transaction occurs, of Berkshire. Berkshire and New Berkshire are both referred to as the "Registrants."


                    STATEMENT OF INCORPORATION BY REFERENCE

     In accordance with General Instruction K to Form S-4 and because the Registration Statement registers additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the contents of the Registration Statement on Form S-4 (File No. 33-61129), as amended by Amendment No. 1 to such Registration Statement, filed by Berkshire Hathaway Inc., a Delaware corporation, and NBH, Inc., a Delaware corporation, with respect to the same classes of securities being registered hereby, are incorporated by reference into this Registration Statement.

                                  SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANTS CERTIFY THAT THEY HAVE REASONABLE GROUNDS TO BELIEVE THAT THEY MEET ALL OF THE REQUIREMENTS FOR FILING ON FORM S-4 AND HAVE DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON THEIR BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OMAHA, STATE OF NEBRASKA, ON DECEMBER 16, 1998.

BERKSHIRE HATHAWAY INC.                          NBH, INC.

By  /s/  Marc D. Hamburg                    By /s/ Marc D. Hamburg
  ---------------------------------------     ----------------------------------
         Marc D. Hamburg                           Marc D. Hamburg
  Vice President and Chief Financial          Vice President and Chief
              Officer                            Financial Officer


                               POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints Warren E. Buffett, Charles T. Munger and Marc D. Hamburg, or any one of them, each with full power of substitution and resubstitution, such person's true and lawful attorney-in-fact and agent, in such person's name and on such person's behalf, in any and all capacities, to sign any and all amendments to this Registration Statement, including any post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

SIGNATURE                         Title                                             Date
---------                         -----                                             ----
/s/ Warren E. Buffett             Chairman of the Board and Director                December 16, 1998
----------------------------      (principal executive officer) of
Warren E. Buffett                 Berkshire Hathaway Inc. and of NBH, Inc.

/s/ Marc D. Hamburg               Vice President and Chief Financial                December 16, 1998
----------------------------      Officer (principal financial officer) of
Marc D. Hamburg                   Berkshire Hathaway Inc. and of NBH, Inc.

/s/ Daniel J. Jaksich             Controller (principal accounting officer)         December 16, 1998
----------------------------      of Berkshire Hathaway Inc. and of NBH,
Daniel J. Jaksich                 Inc.

/s/ Charles T. Munger             Vice-Chairman of the Board and Director           December 16, 1998
----------------------------      of Berkshire Hathaway Inc. and of NBH,
Charles T. Munger                 Inc.

/s/ Susan T. Buffett              Director of Berkshire Hathaway Inc. and           December 16, 1998
----------------------------      of NBH, Inc.
Susan T. Buffett

/s/ Malcom G. Chace               Director of Berkshire Hathaway Inc. and           December 16, 1998
----------------------------      of NBH, Inc.
Malcolm G. Chace

/s/ Walter Scott, Jr.             Director of Berkshire Hathaway Inc. and           December 16, 1998
----------------------------      of NBH, Inc.
Walter Scott, Jr.

/s/ Howard G. Buffett             Director of Berkshire Hathaway Inc. and           December 16, 1998
----------------------------      of NBH, Inc.
Howard G. Buffett

/s/ Ronald L. Olson               Director of Berkshire Hathaway Inc. and           December 16, 1998
----------------------------      of NBH, Inc.
Ronald L. Olson

EXHIBIT INDEX
-------------

NUMBER  EXHIBIT
------  -------

5 Opinion of Munger, Tolles & Olson LLP, regarding the validity of securities offered hereby

8.1     Opinion of Munger, Tolles & Olson LLP, regarding certain tax matters

8.2     Opinion of Wachtell, Lipton, Rosen & Katz, regarding certain tax matters

23.1    Consent of Deloitte & Touche LLP

23.2    Consent of PricewaterhouseCoopers LLP

23.3    Consent of Munger, Tolles & Olson LLP (included in Exhibits 5 and 8.1)

23.4    Consent of Wachtell, Lipton, Rose & Katz (included in Exhibit 8.2)

23.5    Consent of Ronald E. Ferguson